Exhibit 10.1

AMENDMENT TO AGREEMENT

This Amendment to the Unsecured Promissory Note, as of August 23, 2009, is made by and between Mr. William Plummer et al (hereinafter referred to as the “Maker”) and United eSystems, Inc. (”Debtor”) who hereby agree as follows:

WHEREAS, Maker and Debtor entered into an Unsecured Promissory Note (hereinafter the “Agreement”) dated as of August 22, 2008 (all capitalized terms not otherwise defined herein shall have the meaning set forth in the Agreement);

WHEREAS, the Maker and Debtor desire to amend the Agreement to modify certain terms and dates included in the original Agreement;

NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements herein contained and other good and valuable consideration, Debtor and Maker hereby mutually enter into this Amendment to the Agreement as follows:

1.
In lieu of the scheduled payment due under the original Agreement through the date of this Agreement, Maker agrees to allow Debtor to make one payment of $30,000.00 upon execution of this Amendment, which shall be applied to the outstanding principal balance.  Maker will allow Debtor to make monthly interest payments thereafter computed on the then outstanding principal balance, and based upon the rate of interest stated in the Agreement, commencing September 23, 2009.  The remaining principal payment of $150,000.00 shall not be due under the Agreement until Maker notifies Debtor otherwise upon thirty (30) days advance written notice.

2.
Although Maker’s Promissory Note is unsecured and subordinate to the Thermo Credit Note and the Sorrentino Note, upon execution of the Agreement, Debtor agrees to file a UCC-1 (with permission of Thermo Credit and Sorrentino) in favor of Maker so that once the Thermo Credit and Sorrentino Notes have been extinguished, Maker’s Note shall have a secured first position on the Assets of the Debtor.

3.	All payments under this Amendment may be made within five (5) business days of the due date without penalty or default.

4.	Debtor hereby certifies that:

a.	all of the representations and warranties contained in the Agreement are true and correct as of the date thereof;
b.	the Debtor is not in default under the Agreement;
c.	no event of default has occurred and is continuing;
d.	Debtor has not breached any covenant contained in the Agreement; and
e.	The Agreements are in full force and effect as of the date hereof.

5.	Except as set forth above, all of the remaining terms, provisions and conditions of the Agreements shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed as of the date first above written.

William Plummer, et al.

By: /s/ William Plummer
            Name: William Plummer
Title: Individual and on behalf of others

DEBTOR
UNITED ESYSTEMS, INC.

By: /s/ Walter Reid Green, Jr.
            Name: Walter Reid Green, Jr.
Title: Chief Executive Officer